Exhibit 99.1

MySize present year over year growth, 2025 targets $15M Revenue, Anticipates Strong 2024 Finish close to 100% Growth from 2022

Strong Revenue Growth, Strategic Market Expansion, M&A strategy anwd Cutting-Edge Technology Set the Stage for Continued Success

Airport City, Israel – PRNewswire – December 27, 2024 – MySize, Inc. (NASDAQ: MYSZ)

(“MySize” or the “Company”), a global leader in AI-driven sizing solutions and omnichannel e-commerce platforms, today shared its annual shareholder update. The update highlights robust revenue growth, strategic geographic expansion, transformative technological advancements, and plans to explore M&A opportunities within the Company’s core industries.

Delivering on Growth and Performance

MySize anticipates closing 2024 with $8.5 million in revenue, reflecting a 23% year-over-year growth. MySize believes that this momentum, fueled by advancements in technology and market expansion of Orgad, potentially positions the Company to achieve a projected $15 million in revenue by 2025 based on current market conditions. Moreover, the Company believes that it will be able to achieve further significant operational cost savings that will enhance a flexibility in cash flow management and provide the foundation for continued strategic investment and growth.

“Our preliminary financial results highlight Orgad’s pivotal role in driving our revenue growth. By optimizing operational efficiency and capitalizing on strategic market expansions, Orgad demonstrates its capacity to deliver strong performance while providing the flexibility needed to pursue ambitious targets,” said Ronen Luzon, Founder and CEO of MySize. “2024 has proven that our strategy is not just ambitious, but highly effective, and we believe that it lays the groundwork for sustainable growth.”

Expanding Geographic Reach

MySize’s e-commerce platform, Orgad, is undergoing a strategic shift from focusing primarily on North America to expanding operations across Europe.

This move follows the receipt of certification to become a supplier for a major European retailer. This milestone represents significant growth potential and has the potential to unlock new opportunities in one of the world’s largest retail markets. The Company believes this strategic expansion demonstrates Orgad’s ability to adapt and capitalize on emerging opportunities.

“We believe that Europe represents a significant opportunity for Orgad as we tap into new markets and strengthen relationships with global retail leaders,” Luzon added. “The certification as a supplier to a leading European retailer underscores our commitment to delivering excellence.”

Pioneering Innovation with Naiz Fit

The Company’s AI-driven sizing solution, Naiz Fit, continues to set industry benchmarks:

●	✅ Delivered over 42 million personalized size recommendations across 18+ countries, enabling customers to find their perfect fit.
●	✅ Supported 1.5 million virtual try-ons, ensuring precision and enhancing consumer confidence.
●	✅ Increased conversion rates by 5.7x, reducing friction in the purchasing journey.
●	✅ Achieved a 14% reduction in return rates, driving cost savings and operational efficiency for retail partners.
●	✅ Boosted average order value (AOV) by 27%, reinforcing the financial value of MySize’s solutions.
●	✅ Improved consumer engagement by 15%, creating stronger connections between brands and their customers.

Interestingly, trousers emerged as the most frequently returned item, providing valuable insights that MySize leverages to refine its technology further and support its partners.

“Naiz Fit continues to solidify our position as a technological leader in the fashion and retail space,” Luzon remarked. “These results are a testament to the impact and effectiveness of our solutions.”

Looking Ahead

“As we reflect on 2024, I am proud of how far MySize has come,” Luzon concluded. Building on this momentum, MySize is gearing up for a strong presence at two key industry events in January 2025: CES in Las Vegas and NRF in New York. These events present unique opportunities to showcase our cutting-edge technologies and connect with global leaders in the retail and e-commerce industries.

Additionally, MySize is actively exploring mergers and acquisitions (M&A) to enhance growth opportunities and scale operations. By targeting companies aligned with its expertise in AI-driven sizing solutions, e-commerce platforms, and operational technologies, MySize aims to:

●	Expand Product Offerings: Enhance the range of technologies and solutions, providing clients with more robust and innovative tools.
●	Accelerate Market Reach: Broaden geographic penetration, especially in untapped regions, and strengthen relationships in existing markets.
●	Optimize Operational Synergies: Drive cost efficiencies and maximize profitability through integration with complementary businesses.

“Our approach to M&A is grounded in strategic alignment and long-term value creation,” Luzon emphasized. “By leveraging these opportunities, we aim to scale our business and unlock innovative pathways that support sustainable growth and deliver meaningful results for our shareholders.”

“We believe that our strategic expansion, cutting-edge technology, and commitment to innovation position us for an exciting future. Together, with our partners and investors, we aim to shape the future of fashion and e-commerce.”

About MySize, Inc.

MySize, Inc. (NASDAQ: MYSZ) is a global leader in omnichannel e-commerce platforms and AI-driven sizing solutions, including MySizeID and Naiz Fit. The Company’s solutions are designed to drive revenue growth, reduce operational costs, and enhance customer experiences for business clients worldwide.

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For more information, visit www.mysizeid.com.

Estimated Preliminary Results for the Year Ending December 31, 2024 (Unaudited)

Set forth above are certain estimated preliminary financial results and other business metrics for the year ended December 31, 2024. These estimates are based on the information available to us at this time. Our actual results may differ materially from the estimated preliminary results presented due to the completion of our financial closing and accounting procedures, including final adjustments, the completion of the preparation and audit of the Company’s financial statements and the subsequent occurrence or identification of events prior to the filing of the audited consolidated financial statements for the fiscal year ending December 31, 2024, in the Company’s Annual Report on Form 10-K. The estimated preliminary financial results and other business metrics have not been audited or reviewed by our independent registered public accounting firm. These estimates should not be viewed as a substitute for our full interim or annual financial statements. Accordingly, you should not place undue reliance on this preliminary data. In addition, any such statements regarding the Company’s financial performance are not necessarily indicative of the Company’s financial performance that may be expected to occur for the fiscal year ending December 31, 2024, or for any future fiscal period.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to its strategic and business plans, technology, relationships, objectives, expectations for its business, growth, expected revenue guidance and potential merger and acquisition opportunities. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Contacts

Or Kles, CFO

Email: ir@mysizeid.com